EXECUTIVE SUITES
                            FAIRWAY FINANCIAL CENTER


         THIS LEASE is entered into this17th day of May, 1999, between FAIRWAY FINANCIAL CENTER ("Lessor") and BULLHIDE LINERS CORP. ("Lessee"). In consideration of the mutual promises, covenants and conditions contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

                              ARTICLE I - PREMISES

         Lessor hereby leases to Lessee the following:

         1. Description. The premises covered by this lease are that office designated as Suite 211 ("Leased Premises") in the FAIRWAY FINANCIAL CENTER ("Center") located at 10 Fairway Drive, Deerfield Beach, Florida. Rental payments are to be made to:

                           Fairway Financial Center
                           10 Fairway Drive, Suite 114
                           Deerfield Beach, FL 33441

         2. Use of the Leased Premises. The Lessee shall use the leased premises only as a professional office. Lessee shall also be entitled to use the conference room.

                                ARTICLE II - TERM

         The term of this lease shall be for Month-to-Month commencing on June 1, 1999.

                               ARTICLE III - RENT

         1. Basic Rent. Rental shall be due on the first of the month in the amount $570.00 per month plus tax for the lease term.

         2. Late Charge. A five percent (5%) late charge shall be owed in the event any rental payment is made after the third of the month.

         3. Sales Tax. Lessee agrees to pay applicable sales tax.

         4. Deposit and Prepaid Rent. Lessee has this date paid to Lessor a deposit of prepaid rent of $_________, plus a charge of $65.00 for the internal hook-up of the telephone. In the event Lessee fully complies with all the terms of this lease, the deposit shall be returned to Lessee upon


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expiration of the lease. In the event Lessee does not fully comply with terms of this lease the security deposit shall be retained by the Lessor.

                     ARTICLE IV - ASSIGNMENT AND SUBLETTING

         1. No assignment and/or subletting shall be permitted without the prior written consent of the Lessor.

                     ARTICLE V - SERVICES PROVIDED TO LESSEE

         1. Lessor shall provide phones for the leased premises. Lessee shall be responsible for the monthly phone service to the phone company and any long distance charges. In the event Lessee fails to timely pay any amounts which may be due under this lease, Lessor reserves the right to remove the phones (which are Lessor's property) and/or terminate receptionist services.

         2. Lessor shall provide a receptionist from the hours of 8:30 am to 5:00 p.m. to answer phone and take messages.

         3. Lessor shall provide electricity service for the leased premises.

         4. Lessor shall provide five nights of janitorial cleaning of the leased premises.

         5. Lessor shall provide adequate parking.

         6. Lessor shall provide one phone. In the event Lessee needs additional phones, the charge is $15.00 per month per phone; for more than two lines, the charge is $15.00 per month per line.

         7. Lessor shall not be liable for any damage to property of Lessee or of others located on the Leased Premises, nor for the loss of or damage to any property of Lessee of or others by theft or otherwise. Lessor shall not be liable for any injury or damage to persons or property and Lessee agrees to indemnify and hold Lessor harmless from any claims arising out of damage to such person or property, including subrogation claims by Lessee's insurance carriers.

         8.       Lessor shall provide the following services at an additional cost:**

                  (a)      Copies (self service)......................................................$.10 per page
                  (b)      Notary Public..................................................................NO CHARGE
                  (c)      Secretarial Service......................................................$18.00 per hour
                  (d)      Fax - Incoming.............................................................$.25 per page
                           Outgoing (local)..........................................................$1.00 per page
                           Outgoing (long distance- domestic)........................................$2.00 per page
                  (e)      Postage (Metered Mail).....................................................Cost plus 20%

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                  (f) Overnight Delivery Service - Boxes located at entrance.
Contact UPS or Federal Express for account information.
**All prices quoted are subject to change.


         9. Litigation. In the event any portion or all of this lease becomes the subject of a lawsuit, the prevailing party shall be entitled to attorney's fees.

         10. Rules and Regulations. Lessee agrees to comply with all rules and regulations upon notice to Lessee from Lessor.

         11. 30-Day Notice. A 30 day written notice is required to terminate this lease, if it is a month-to-month lease. For any notice given after the first of the month, rent will not be prorated and rent shall be owed for the entire following month.

                           ARTICLE VI - SUBORDINATION

         1. Lessee covenants and agrees that this Lease shall not be a lien against the Leased Premises with respect to any mortgage that is presently or may hereafter be placed on the Leased Premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording, and Lessee agrees to execute any instruments, without cost, which may be deemed necessary and desirable, to further effect the subordination of this Lease to any such mortgage of mortgages. A refusal by Lessee to execute such instrument shall entitle Lessor to the option of terminating this Lease, and the term hereof is hereby expressly limited accordingly. This clause of this Lease shall, nevertheless, be deemed to be self-executing.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this instrument on this 17th day of May, 1999.

                                                     LESSOR:

Witness:                                             FAIRWAY FINANCIAL CENTER


_________________________________                    By:  /s/ Eileen Cassidy
                                                     -----------------------



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                                                     LESSEE:

Witness:

                                                     By:  /s/ Illegible
_________________________________                    -----------------------



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